UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 2, 2013, Archer Daniels Midland Company (the “Company”) held its 2013 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2013 Annual Meeting were elected as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
A. L. Boeckmann	473,921,256	9,309,068	4,750,041	66,218,016
G. W. Buckley	446,458,846	36,219,485	5,302,034	66,218,016
M. H. Carter	471,841,604	11,653,198	4,485,563	66,218,016
T.K. Crews	474,393,298	8,919,447	4,667,620	66,218,016
P. Dufour	473,044,968	10,221,098	4,714,299	66,218,016
D. E. Felsinger	472,075,957	11,178,852	4,725,556	66,218,016
A. Maciel	472,627,329	10,610,424	4,742,612	66,218,016
P. J. Moore	472,302,744	11,013,026	4,664,595	66,218,016
T. F. O’Neill	447,502,147	35,147,334	5,330,884	66,218,016
D. Shih	478,762,109	4,451,551	4,766,705	66,218,016
K. R. Westbrook	471,923,237	11,341,645	4,715,483	66,218,016
P. A. Woertz	466,138,442	15,563,610	6,278,313	66,218,016

Proposal No. 2. The appointment of Ernst & Young LLP as independent accountants for the year ending December 31, 2013 was ratified at the meeting by the following votes:

For	Against	Abstain
545,402,855	5,856,671	2,938,855

Proposal No. 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non-Votes
452,253,348	27,373,450	8,353,567	66,218,016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 6, 2013	By	/s/ Marschall I. Smith
Marschall I. Smith Senior Vice President, Secretary and General Counsel